UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTECT YOUR HEINZ INVESTMENT
WE URGE YOU NOT TO RETURN THE WHITE PROXY CARD

Dear Fellow Shareholder:

      The Trian Group is H. J. Heinz's second largest shareholder, owning approximately 5.5% of the Company's outstanding shares. We invested in Heinz because we believe it is a valuable franchise, with an exceptional group of “power” brands that has, unfortunately, been very poorly managed under its current Chairman, President and Chief Executive Officer, William R. Johnson. We are deeply troubled by Heinz's continued failure to deliver on its promises to shareholders but we are confident that, with the right direction, Heinz's downward spiral can be reversed.

      Since Mr. Johnson assumed the helm as CEO, Heinz's stock price has plummeted from $54.50 on April 30, 1998 to $33.70 on February 6, 2006, a decline of more than 38%. Over the same period, Heinz has been “restructured” five different times and earnings per share have fallen 12% from $2.15 per share to $1.89. Astoundingly, Heinz has recently announced its sixth “restructuring” in just nine years. Because of Heinz's dismal performance record and lack of management credibility and accountability, we have nominated five highly qualified, independent and experienced individuals to represent all shareholder interests on the Heinz Board of Directors. It is time for Heinz to allow shareholders to have a voice!

      We will soon be mailing to you our proxy statement and our GOLD proxy card. These materials describe the Trian Group's independent and experienced slate of nominees who are committed to restoring our Company to the greatness it once enjoyed.

      We urge you to read our proxy materials carefully when you receive them and let your voices be heard by electing our five nominees to the Heinz board. We urge you not to return any White proxy card that you may receive from Heinz.

Sincerely,

THE TRIAN GROUP

ON JUNE 22, 2006, TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FILED A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H. J. HEINZ COMPANY. PRIOR TO THE ANNUAL MEETING, WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. HEINZ SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER MATERIALS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2006.